Exhibit 10.2

EXECUTION VERSION

COLLATERAL AGREEMENT

made by

CHARTER COMMUNICATIONS OPERATING, LLC
and the other Grantors party hereto

in favor of

WILMINGTON TRUST COMPANY,
as Trustee

Dated as of March 19, 2008

TABLE OF CONTENTS

Page
SECTION 1. DEFINED TERMS		1
1.1	Definitions	1
1.2	Other Definitional Provisions	6
SECTION 2. FIRST LIEN CREDITORS; DELIVERY OF COLLATERAL		7
2.1	Indenture	7
2.2	Delivery of Collateral	7
SECTION 3. GRANT OF SECURITY INTEREST		7
3.1	Collateral	7
SECTION 4. CERTIFICATED INTERESTS		8
4.1	Pledged Partnership Interests	8
4.2	Pledged LLC Interests	8
SECTION 5. REPRESENTATIONS AND WARRANTIES		8
5.1	Title; No Other Liens	8
5.2	Perfected Liens	8
5.3	Jurisdiction of Organization	9
5.4	Pledged Securities	9
SECTION 6. COVENANTS		9
6.1	Delivery of Instruments, Certificated Securities and Chattel Paper	9
6.2	Insurance	10
6.3	Maintenance of Perfected Security Interest; Further Documentation	10
6.4	Changes in Locations, Name, etc.	10
6.5	Pledged Securities	10
SECTION 7. REMEDIAL PROVISIONS		12
7.1	Investment Property	12
7.2	Proceeds To Be Turned Over to Trustee	12
7.3	Application of Proceeds	13
7.4	Code and Other Remedies	13
7.5	Registration Rights	14
7.6	Deficiency	15
7.7	Certain Matters Relating to Pledged Receivables	15
7.8	Communications with Obligors; Grantors Remain Liable	15
7.9	Silo Credit Agreements, etc	16
7.1	Permitted Payments, etc.	16
SECTION 8. THE TRUSTEE		16
8.1	Trustee’s Appointment as Attorney-in-Fact, etc.	16
8.2	Duty of Trustee	18
8.3	Financing Statements	18
8.4	Authority of Trustee	18
SECTION 9. MISCELLANEOUS		19
9.1	Amendments in Writing	19
9.2	Notices	19
9.3	No Waiver by Course of Conduct; Cumulative Remedies	19

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9.4	Enforcement Expenses; Indemnification	19
9.5	Successors and Assigns	20
9.6	Counterparts	20
9.7	Severability	20
9.8	Governmental Approvals	20
9.9	Section Headings	22
9.1	Integration	22
9.11	GOVERNING LAW	22
9.12	Submission to Jurisdiction; Waivers	22
9.13	Acknowledgments	23
9.14	Additional Grantors; Release	23
9.15	WAIVER OF JURY TRIAL	23

SCHEDULES

Schedule 1	Pledged Securities
Schedule 2	Perfection Matters
Schedule 3	Jurisdictions of Organization
Schedule 4	Intellectual Property

ANNEXES

Annex 1                      Form of Assumption Agreement

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COLLATERAL AGREEMENT

COLLATERAL AGREEMENT, dated as of March 19, 2008, made by CHARTER COMMUNICATIONS OPERATING, LLC (the “Company”), CHARTER COMMUNICATIONS OPERATING CAPITAL CORP.  (“Capital Corp.”), CCO HOLDINGS LLC (“CCOH”) and each of the Restricted Subsidiaries of the Company party hereto (the “Subsidiary Grantors” and, together with the Company, Capital Corp. and CCOH, collectively, the “Grantors”, and individually, a “Grantor”), in favor of WILMINGTON TRUST COMPANY, as Trustee (in such capacity, the “Trustee”), for the record holders (the “Holders”) from time to time of the Notes (as defined below) pursuant to the Indenture, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, Capital Corp., the several guarantors party thereto and the Trustee.

W I T N E S S E T H:

WHEREAS, the Company and Capital Corp. have issued 10 7/8 % Senior Second Lien Notes due 2014 pursuant to the Indenture (the “Initial Notes”) and may hereafter issue Additional Notes (as defined in the Indenture, collectively, the “Notes”); and

WHEREAS, it is a condition precedent to the purchase of Initial Notes by the initial purchasers thereof that the Grantors shall have executed and delivered this Agreement to the Trustee for the ratable benefit of the Holders.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

SECTION 1.                                DEFINED TERMS

1.1 Definitions.  (a)  Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms are used herein as defined in the Applicable UCC:  Accounts, Certificated Security, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Additional Collateral”:  all of the following property of the Company and the Subsidiary Grantors, to the extent that a security interest in such property can be perfected by the filing of a Uniform Commercial Code financing statement: all Accounts, all Chattel Paper, all Documents, all Equipment, all Fixtures, all General Intangibles, all Instruments, all Intellectual Property, all Inventory, all Investment Property and all other property not otherwise described in this definition.

“Agreement”:  this Collateral Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Applicable UCC”:  the Uniform Commercial Code as from time to time in effect in the State of Delaware, subject to Section 9.11.

“CATV Franchise”:  as defined in the CCO Credit Facility as in effect on the date hereof.

“CATV System”:  as defined in the CCO Credit Facility as in effect on the date hereof.

“CCH”:  Charter Communications Holdings, LLC, a Delaware limited liability company, together with its successors.

“Charter Group”:  as defined in the CCO Credit Facility as in effect on the date hereof.

“Collateral”:  as defined in Section 3.1.

“Collateral Account”:  any collateral account established by the Trustee as provided in Section 7.2.

“FCC”:  the Federal Communications Commission and any successor thereto.

“FCC License”:  any community antenna relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended.

“Foreign Subsidiary”:  any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Equity Interests”:  the voting Equity Interests of any Foreign Subsidiary.

“Grantor”:  as defined in the preamble.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Indenture Documents”:  the Indenture, the Notes, this Agreement, or any other document made, delivered or given in connection with any of the foregoing.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges in and to the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, in each case, whether arising under United States, multinational or foreign laws or otherwise, including the right to receive all proceeds and damages therefrom.

“Intercompany Obligations”:  all obligations, whether constituting General Intangibles or otherwise, owing to the Company or any Subsidiary Grantor by any Affiliate of the Company or such Subsidiary Grantor, and with respect to CCOH, all obligations, whether constituting General Intangibles or otherwise, owing to CCOH by the Company or any of its Subsidiaries.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Applicable UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Pledged Securities.

“License”:  as to any Person, any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval, or grant of rights by any Governmental Authority or other Person necessary or appropriate for such Person to own, maintain, or operate its business or property, including FCC Licenses.

“Non-Recourse Subsidiary” as defined in the CCO Credit Facility as in effect on the date hereof.

“Obligations”:  the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Company (including any increase in the aggregate principal amount of the Notes together with any interest accruing at then applicable rate provided in the Indenture or the Notes after the maturity of the Notes and interest accruing at then applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Trustee or any Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, this Agreement, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 4, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 4, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including any of the foregoing referred to in Schedule 4 (it being understood that oral agreements are not required to be listed in Schedule 4).

“Pledged LLC Interests”: in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:

(i) any Issuer (other than any Non-Recourse Subsidiary) that is a limited liability company, but not any of such Grantor’s obligations from time to time as a holder of interests in any such Issuer (unless the Trustee or its designee, on behalf of the Trustee, shall elect to become a holder of interests in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

(ii) any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a holder of interests in any such Issuer or otherwise in respect of such Grantor’s interest as a holder of interests in any such Issuer;

(iii) any other property of any such Issuer to which such Grantor now or in the future may be entitled in respect of its interests in any such Issuer by way of distribution, return of capital or otherwise;

(iv) any other claim or right which such Grantor now has or may in the future acquire in respect of its interests in any such Issuer;

(v) the organizational documents of any such Issuer;

(vi) all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer to such Grantor while this Agreement is in effect; and

(vii) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

“Pledged Notes”:  with respect to the Company and the Subsidiary Grantors, any promissory note evidencing loans made by any Grantor to any member of the Charter Group, and with respect to CCOH, any promissory note evidencing loans made by CCOH to the Company or any of its Subsidiaries, including, in each case, all promissory notes listed on Schedule 1.

“Pledged Partnership Interests”:  in each case, whether now existing or hereafter acquired, all of a Grantor’s right, title and interest in and to:

(i) any Issuer (other than any Non-Recourse Subsidiary) that is a partnership, but not any of such Grantor’s obligations from time to time as a general or limited partner, as the case may be, in any such Issuer (unless the Trustee or its designee, on behalf of the Trustee, shall elect to become a general or limited partner, as the case may be, in any such Issuer in connection with its exercise of remedies pursuant to the terms hereof);

(ii) any and all moneys due and to become due to such Grantor now or in the future by way of a distribution made to such Grantor in its capacity as a general partner or limited partner, as the case may be, in any such Issuer or otherwise in respect of such Grantor’s interest as a general partner or limited partner, as the case may be, in any such Issuer;

(iii) any other property of any such Issuer to which such Grantor now or in the future may be entitled in respect of its interests as a general partner or limited partner, as the case may be, in any such Issuer by way of distribution, return of capital or otherwise;

(iv) any other claim or right which such Grantor now has or may in the future acquire in respect of its general or limited partnership interests in any such Issuer;

(v) the partnership agreement or other organizational documents of any such Issuer;

(vi) all certificates, options or rights of any nature whatsoever that may be issued or granted by any such Issuer to such Grantor while this Agreement is in effect; and

(vii) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

“Pledged Receivables”:  the collective reference to all Receivables pledged by any Grantor as Collateral.

“Pledged Securities”:  the collective reference to the Pledged Notes and the Pledged Stock, together with the Proceeds thereof.

“Pledged Stock”:  the Equity Interests listed on Schedule 1, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests (i) with respect to the Company or any Subsidiary Grantor, of any Person (other than any Non-Recourse Subsidiary) that may be issued or granted to, or held by, the Company or any Subsidiary Grantor, and (ii) with respect to CCOH, of the Company or any of its Subsidiaries, in each case while this Agreement is in effect including, in any event, the Pledged LLC Interests and Pledged Partnership Interests.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the Applicable UCC and, in any event, shall include all dividends, distributions or other income from the Pledged Securities and Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Requirement of Law”:  as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Securities Act”:  the Securities Act of 1933, as amended.

“Silo Credit Agreement” as defined in the CCO Credit Facility.

“Silo Collateral Agreement” as defined in the CCO Credit Facility.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 4, and (ii) the right to obtain all renewals thereof.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including any of the foregoing referred to in Schedule 4 (it being understood that oral agreements are not required to be listed on Schedule 4).

1.2 Other Definitional Provisions.  (a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, whether or not expressly stated.

SECTION 2.                                FIRST LIEN CREDITORS; DELIVERY OF COLLATERAL

2.1 Indenture.  In the event of any conflict between this Agreement and the Indenture, the provisions of the Indenture shall control.

2.2 Delivery of Collateral.  At any time that the Intercreditor Agreement is in effect, any requirement for delivery of Collateral to the Trustee under this Agreement shall be deemed satisfied by delivery of such Collateral to the First Lien Representative or the Second Lien Representative.  Each Grantor hereby acknowledges that such First Lien Representative or Second Lien Representative shall be holding the Collateral for the benefit of the Trustee and the Holders.

SECTION 3.                                GRANT OF SECURITY INTEREST

3.1 Collateral.  Each Grantor hereby assigns and transfers to the Trustee, and hereby grants to the Trustee, for the ratable benefit of the Holders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Pledged Securities;

(b) all Intercompany Obligations;

(c) all of the Additional Collateral

(d) all books and records pertaining to the Collateral;  and

(e) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing, all collateral security and guarantees given by any Person with respect to any of the foregoing and any Instruments evidencing any of the foregoing.

Notwithstanding any of the other provisions set forth in this Agreement, (i) in no event shall “Collateral” include any right, title or interest of any Grantor in or to any property to the extent that such property is not then collateral security for the CCO Credit Facility, any Related Obligations or any Indebtedness under clause (1) of the second paragraph of Section 4.10 of the Indenture, (ii) this Agreement shall not constitute a grant of a security interest in, and the Collateral shall not include, (x) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement (including any joint venture, partnership or limited liability company operating agreement, unless the same relates to a Wholly

Owned Subsidiary), instrument or other document evidencing or giving rise to such property except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law or (y) any property that is subject to a purchase money security interest permitted by the Indenture for so long as it is subject to such security interest and (iii) in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Equity Interests of any Foreign Subsidiary constitute Collateral or be required to be pledged hereunder (collectively, “Excluded Assets”).

The parties hereto acknowledge that the Collateral granted by any Grantor hereunder secures the Obligations whether or not such Grantor guarantees any of the Obligations.

SECTION 4.                                CERTIFICATED INTERESTS

4.1 Pledged Partnership Interests.  Concurrently with the delivery to the Trustee of any certificate representing Pledged Partnership Interests, if any, the relevant Grantor shall, if requested by the Trustee, deliver an undated power covering such certificate, duly executed in blank by such Grantor.

4.2 Pledged LLC Interests.  Concurrently with the delivery to the Trustee of any certificate representing Pledged LLC Interests, if any, the relevant Grantor shall, if requested by the Trustee, deliver an undated power covering such certificate, duly executed in blank by such Grantor.

SECTION 5.                                REPRESENTATIONS AND WARRANTIES

To induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Notes, each Grantor hereby represents and warrants to the Trustee and each Holder that:

5.1 Title; No Other Liens.  Except for the security interest granted to the Trustee for the ratable benefit of the Holders pursuant to this Agreement and the other Liens not prohibited to exist on the Collateral by the Indenture, such Grantor owns each item of the Collateral free and clear of any and all Liens.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the Indenture, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Trustee and each Holder understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Trustee to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

5.2 Perfected Liens.  The security interests granted pursuant to this Agreement (a) constitute valid perfected security interests in all of the Collateral in favor of the Trustee, for the ratable benefit of the Holders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens not prohibited by the Indenture.

5.3 Jurisdiction of Organization.  On the date hereof, such Grantor’s jurisdiction of organization is specified on Schedule 3.

5.4 Pledged Securities.  (a)  The Equity Interests, if any, pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) Except with respect to Pledged Stock from time to time constituting an immaterial portion of the Collateral, all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) None of the Pledged LLC Interests or Pledged Partnership Interests constitutes a security under Section 8-103 of the Applicable UCC or the corresponding code or statute of any other applicable jurisdiction.

(d) Except with respect to Pledged Notes from time to time constituting an immaterial portion of the Collateral, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e) Such Grantor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and any Liens permitted under Section 4.14 of the Indenture.

SECTION 6.                                COVENANTS

Each Grantor covenants and agrees that, from and after the date of this Agreement until the Obligations shall have been paid in full or the relevant Collateral has been released in accordance with Section 9.14:

6.1 Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper with a face value of $5,000,000 or more, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Trustee, duly indorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Agreement.

6.2 Insurance.  All insurance maintained by any Grantor with respect to the Collateral shall (a) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Trustee of written notice thereof and (b) name the Trustee as insured party or loss payee, as applicable and customary. At the request of the Trustee, such Grantor shall provide evidence of compliance with this Section 6.2 to the Trustee.

6.3 Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall, at the request of the Trustee, take all reasonable actions to maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.2 (including making the filings referred to on Schedule 2) and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) Such Grantor will furnish to the Trustee and the Holders from time to time, as reasonably requested by the Trustee, statements and schedules further identifying and describing the assets and property of such Grantor constituting, or intended to constitute, Collateral and such other reports in connection therewith as the Trustee may reasonably request, all in reasonable detail.

(c) At any time and from time to time, upon the written request of the Trustee, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Pledged Securities, Investment Property, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Trustee to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto; provided, that no account control agreements will be required unless an Event of Default is in existence.

6.4 Changes in Locations, Name, etc. Such Grantor will not, except upon prior written notice to the Trustee:

(a) change its jurisdiction of organization from that referred to in Section 5.3; or

(b) change its name to such an extent that any financing statement filed by the Trustee in connection with this Agreement would become seriously misleading;

unless, within 30 days of the taking of any such actions, such Grantor delivers to the Trustee notice of such change and all documents reasonably requested by the Trustee to maintain the validity, perfection and priority of the security interests provided for herein.

6.5 Pledged Securities.  (a)  If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Trustee and the Holders, hold the same in trust for the Trustee and the Holders, and, with respect to Pledged Stock constituting securities under and as defined in Section 8-103 of the Applicable UCC, deliver the same forthwith to the Trustee in the exact form received, duly indorsed by such Grantor to the Trustee, if required, together with an undated power covering such certificate duly executed in blank by such Grantor, to be held by the Trustee, subject to the terms hereof, as additional collateral security for the Obligations.  During the continuance of an Event of Default, subject to Section 7.10, after written notice from the Trustee, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Trustee to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Trustee to be held by it hereunder as additional collateral security for the Obligations.  Subject to Section 7.10, if any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, during the continuance of an Event of Default, after notice from the Trustee, such Grantor shall, until such money or property is paid or delivered to the Trustee, hold such money or property in trust for the Holders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Trustee, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction not prohibited by the Indenture), or (ii) create, incur or permit to exist any Lien on any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens not prohibited under the Indenture.

(c) Without the prior written consent of the Trustee, such Grantor will not, and will not permit any Issuer that is a limited liability company or partnership, to amend such Issuer’s certificate of formation, certificate of limited partnership, statement of partnership existence, limited liability company agreement, partnership agreement or operating agreement to provide that any Equity Interests in any Issuer constitute a security under Section 8-103 of the Applicable UCC or the corresponding code or statute of any other applicable jurisdiction.

(d) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Trustee promptly in writing of the occurrence of any of the events described in Section 6.5(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 7.1(c) and 7.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(c) or 7.5 with respect to the Pledged Securities issued by it.  Each Grantor hereby consents to the pledge of the Pledged Securities contemplated hereby and to each provision of this Agreement relating to such Pledged Securities.

SECTION 7.                                REMEDIAL PROVISIONS

7.1 Investment Property.  (a)  Unless an Event of Default shall have occurred and be continuing and the Trustee shall have given written notice to the relevant Grantor of the Trustee’s intent to exercise its corresponding rights pursuant to Section 7.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent not prohibited by the Indenture, and to exercise all voting and organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or right exercised or other action taken which, in the Trustee’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Indenture Document.

(b) If an Event of Default shall occur and be continuing and the Trustee shall give written notice of its intent to exercise such rights to the relevant Grantor or Grantors, subject to Section 7.10, (i) the Trustee shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Trustee may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Trustee or its nominee or the Second Lien Representative, and the Trustee or its nominee or the Second Lien Representative may thereafter exercise (x) all voting, organizational and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Trustee of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Trustee may determine), all without liability except to account for property actually received by it, but the Trustee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Trustee in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Trustee.

7.2 Proceeds To Be Turned Over to Trustee.  Subject to Section 7.10, in addition to the rights of the Trustee and the Holders specified in Section 7.7 with respect to payments of Pledged Receivables, if an Event of Default shall occur and be continuing, following written notice from the Trustee, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Trustee and the Holders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Trustee, if required).  All Proceeds received by the Trustee hereunder shall be held by the Trustee in a Collateral Account maintained under its sole dominion and control.  Subject to Section 7.10, all Proceeds while held by the Trustee in a Collateral Account (or by such Grantor in trust for the Trustee and the Holders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.3.

7.3 Application of Proceeds.  At such intervals as may be agreed upon by the Company and the Trustee, or, if an Event of Default shall have occurred and be continuing, at any time at the Trustee’s election, the Trustee, subject to Section 7.10, may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account in payment of the Obligations in the order set forth in the Indenture, and any part of such funds which the Trustee elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Trustee to the Company or to whomsoever may be lawfully entitled to receive the same.  Any balance of such Proceeds remaining after the Obligations shall have been paid in full, shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

7.4 Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Trustee, on behalf of the Holders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Applicable UCC or any other applicable law.  Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public, or, to the extent permitted by law, private sale or sales, at any exchange, broker’s board or office of the Trustee or any Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Trustee or any Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Trustee’s request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 7.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Holders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Trustee may elect, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including Section 9-615(a)(3) of the Applicable UCC, need the Trustee account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Trustee or any Holder arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

7.5 Registration Rights.  (a)  If the Trustee shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 7.4, and if in the opinion of the Trustee it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Trustee, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its reasonable best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Trustee may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may by reason of such prohibitions be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, to the extent permitted by law, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Trustee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 7.5 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 7.5 will cause irreparable injury to the Trustee and the Holders, that the Trustee and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, to the extent permitted by law, that each and every covenant contained in this Section 7.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

7.6 Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Trustee or any Holder to collect such deficiency.  For the avoidance of doubt (and without prejudice to the obligations, if any, of CCOH and the Subsidiary Grantors pursuant to the Note Guarantees), nothing in this Agreement shall be deemed to create any recourse against CCOH or any of the Subsidiary Grantors for any of the Obligations except to the extent of the Collateral.

7.7 Certain Matters Relating to Pledged Receivables.  The Trustee hereby authorizes each Grantor pledging Receivables hereunder to collect such Grantor’s Pledged Receivables, provided that the Trustee may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Trustee at any time after the occurrence and during the continuance of an Event of Default, after written notice from the Trustee, any payments of Pledged Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Trustee if required, in a Collateral Account maintained under the sole dominion and control of the Trustee, subject to withdrawal by the Trustee for the account of the Holders only as provided in Section 7.3, and (ii) until so turned over, shall be held by such Grantor in trust for the Trustee and the Holders, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Pledged Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

7.8 Communications with Obligors; Grantors Remain Liable.  (a)  The Trustee in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Pledged Receivables to verify with them to the Trustee’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the written request of the Trustee at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Pledged Receivables that the Pledged Receivables have been assigned to the Trustee for the ratable benefit of the Holders and that payments in respect thereof shall be made directly to the Trustee.

(c) Anything herein to the contrary notwithstanding, each Grantor pledging Receivables shall remain liable under each of the Pledged Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Trustee nor any Holder shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Trustee or any Holder of any payment relating thereto, nor shall the Trustee or any Holder be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

7.9 Silo Credit Agreements, etc.  After the occurrence and during the continuance of an Event of Default, the Trustee may exercise any and all rights and remedies of the Company pursuant to any Silo Credit Agreement or Silo Guarantee and Collateral Agreement upon written notice to the relevant borrower under the relevant Silo Credit Agreement.

7.10 Permitted Payments, etc. Notwithstanding anything to the contrary in this Agreement, regardless of whether a Default then exists, any Grantor shall be permitted to make, pay, obtain, retain and/or distribute dividends, distributions, payments or Proceeds (i) permitted to be made under clause (2) of the second paragraph of Section 4.07 of the Indenture or (ii) which are, under clause (8) of the definition of “Permitted Investments” in the Indenture, a Permitted Investment.

SECTION 8.                                THE TRUSTEE

8.1 Trustee’s Appointment as Attorney-in-Fact, etc.(a)  Each Grantor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Pledged Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any Pledged Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Trustee may request to evidence the Trustee’s and the Holders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 7.4 or 7.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Trustee may deem appropriate; (7) assign any Patent or Trademark (along with the goodwill of the business to which any such Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Trustee shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and do, at the Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee’s and the Holders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vi) exercise any of the Trustee’s rights pursuant to Section 7.9.

Anything in this Section 8.1(a) to the contrary notwithstanding, the Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless an Event of Default shall have occurred and be continuing and the Trustee shall have given written notice of its intent to exercise its rights under this Section 8.1(a).

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Trustee, at its option, after prior notice to such Grantor, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Trustee incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on the Notes, from the date of payment by the Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Trustee on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

8.2 Duty of Trustee.  The Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Applicable UCC or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar property for its own account.  Neither the Trustee, any Holder nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Trustee and the Holders hereunder are solely to protect the Trustee’s and the Holders’ interests in the Collateral and shall not impose any duty upon the Trustee or any Holder to exercise any such powers.  The Trustee and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3 Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Trustee determines appropriate to perfect the security interests of the Trustee under this Agreement.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.  Each Grantor, authorizes the Trustee to use the collateral description “all personal property” in any such financing statements.

8.4 Authority of Trustee.  Each Grantor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and each Grantor, the Trustee shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 9.                                MISCELLANEOUS

9.1 Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article 9 of the Indenture.

9.2 Notices.  All notices, requests and demands to or upon the Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 12.02 of the Indenture.

9.3 No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Trustee nor any Holder shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Trustee or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Holder would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4 Enforcement Expenses; Indemnification.  (a) Each Grantor agrees to pay or reimburse each Holder and the Trustee for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Indenture Documents to which such Grantor is a party, including the fees and disbursements of one firm of counsel (together with any special and local counsel) to the Trustee.

(b) Each Grantor agrees to pay, and to save the Trustee and the Holders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral.

(c) Each Grantor agrees to pay, and to save the Trustee and the Holders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to Section 7.07 of the Indenture.

(d) The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Indenture Documents.

9.5 Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Trustee and the Holders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee.

9.6 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

9.7 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.8 Governmental Approvals.  (a)  Notwithstanding anything herein to the contrary, this Agreement, the other Indenture Documents and the transactions contemplated hereby and thereby, prior to the exercise of any rights and remedies provided in this Agreement or the other Indenture Documents, including voting the Pledged Securities or a foreclosure of the security interest granted under this Agreement, except to the extent not prohibited by applicable Requirements of Law, (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Company or any Subsidiary of the Company by the Trustee or the Holders, or control, affirmative or negative, direct or indirect, by the Trustee or the Holders over the management or any other aspect of the operation of the Company or any Subsidiary of the Company, which ownership and control remains exclusively and at all times in the Company and such Subsidiary, and (ii) do not and will not constitute the transfer, assignment, or disposition in any manner, voluntarily or involuntarily, directly or indirectly, of any License at any time issued to the Company or any Subsidiary of the Company, or the transfer of control of the Company or any Subsidiary of the Company, including within the meaning of Section 310(d) of the Communications Act of 1934, as amended.

(b) Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the Pledged Securities, as provided herein, or any other action taken or proposed to be taken by the Trustee hereunder which would affect the operational, voting or other control of the Company or any Subsidiary of the Company, shall be in accordance with applicable Requirements of Law.

(c) Notwithstanding anything to the contrary contained in this Agreement or in any other Indenture Document, the Trustee shall not, without first obtaining the approval of the FCC or any other applicable Governmental Authority, take any action pursuant to this Agreement which would constitute or result in, or be deemed to constitute or result in, any assignment of a License, including any CATV Franchise of the Company or any Subsidiary of the Company, or any change of control of the Company or any Subsidiary of the Company, if such assignment or change in control would require, under then existing Requirements of Law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC or such other Governmental Authority.

(d) If counsel to the Trustee reasonably determines that the consent of the FCC or any other Governmental Authority is required in connection with any of the actions which may be taken by the Trustee in the exercise of its rights under this Agreement or any of the other Indenture Documents, then the Company, at its sole cost and expense, shall use its reasonable best efforts to secure such consent and to cooperate fully with the Trustee in any action commenced by the Trustee to secure such consent.  Upon the exercise by the Trustee of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of the FCC or any other Governmental Authority or instrumentality, the Company will promptly prepare, execute, deliver and file, or will promptly cause the preparation, execution, delivery and filing of, all applications, certificates, instruments and other documents and papers that the Trustee reasonably deems necessary or advisable to obtain such governmental consent, approval, recording, qualification or authorization including the assignor’s or transferor’s portion of any application or applications for consent to the assignment of license necessary or appropriate under the rules and regulations of the FCC or any other Governmental Authority for approval of any sale, transfer or assignment to the Trustee or any other Person of the Pledged Securities.  Subject to the provisions of applicable law, if the Company fails or refuses to execute, or fails or refuses to cause another Person to execute, such documents, the Trustee, as attorney-in-fact for the Company appointed pursuant to Section 8.1, or the clerk of any court of competent jurisdiction, may execute and file the same on behalf of the Company.  In addition to the foregoing, during the continuance of an Event of Default, the Company agrees to take, or cause to be taken, any action which the Trustee may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Holders or the Trustee by this Agreement and any other instruments or agreements executed pursuant hereto, including at the Company’s cost and expense, the exercise of the Company’s best efforts to cooperate in obtaining FCC or other governmental approval of any action or transaction contemplated by this Agreement or any other instrument or agreement executed pursuant hereto which is then required by law.

(e) The Company recognizes that the authorizations, permits and licenses held by the Company or any of its Subsidiaries are unique assets which may have to be assigned or transferred in order for the Holders to realize the value of the security interests granted to the Trustee.  The Company further recognizes that a violation of this covenant would result in irreparable harm to the Trustee and the Holders for which monetary damages are not readily ascertainable.  Therefore, in addition to any other remedy which may be available to the Trustee and Holders at law or in equity, to the extent permitted by law, the Trustee and the Holders shall have the remedy of specific performance of the provisions of this Section 9.8(e).  To enforce the provisions of this Section 9.8, the Trustee is authorized to request the consent or approval of the FCC or other Governmental Authority to a voluntary or an involuntary assignment or transfer of control of any authorization, permit or license.  In connection with the exercise of its remedies under this Agreement or under any of the other Indenture Documents, the Trustee may obtain the appointment of a trustee or receiver to assume, upon receipt of all necessary judicial, FCC or other Governmental Authority consents or approvals, the control of any Person, subject to compliance with applicable Requirements of Law.  Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Trustee under this Agreement.

9.9 Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10 Integration.  This Agreement and the other Indenture Documents represent the agreement of each Grantor, the Trustee and the Holders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Trustee or any Holder relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Indenture Documents.

9.11 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.  IF FOR ANY REASON THE CHOICE OF GOVERNING LAW OF THE STATE OF DELAWARE AS PROVIDED IN THE PRECEDING SENTENCE IS UNENFORCEABLE OR INVALID, ALL PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND “APPLICABLE UCC” SHALL BE DEEMED TO REFER TO THE UNIFORM COMMERCIAL CODE AS FROM TIME TO TIME IN EFFECT IN THE STATE OF NEW YORK.

9.12 Submission to Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Indenture Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York and Delaware, the courts of the United States of America for the Southern District of New York and the District of Delaware, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 9.2 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.13 Acknowledgments.  Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Indenture Documents to which it is a party;

(b) neither the Trustee nor any Holder has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Indenture Documents, and the relationship between the Grantors, on the one hand, and the Trustee and Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Indenture Documents or otherwise exists by virtue of the transactions contemplated hereby among the Holders or among the Grantors and the Holders.

9.14 Additional Grantors; Release.  (a)  Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 4.17 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

(b) At such time as the Notes and the other Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of the Company, following any such termination, the Trustee shall deliver to such Grantor any Collateral held by the Trustee hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to effect or to evidence such termination.

(c) If any of the Collateral shall be released in accordance with Section 10.03 of the Indenture, then the Trustee, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

9.15 WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

CHARTER COMMUNICATIONS OPERATING, LLC, as Grantor
By:  Charter Communications, Inc., its manager

By:	/s/ Eloise Schmitz
Name:	Eloise Schmitz
Title:	Senior Vice President

CHARTER COMMUNICATIONS OPERATING, CAPITAL CORP., as Grantor

By:	/s/ Eloise Schmitz
Name:	Eloise Schmitz
Title:	Senior Vice President

CCO HOLDINGS, LLC
AMERICAN CABLE ENTERTAINMENT COMPANY, LLC
CABLE EQUITIES COLORADO, LLC
CCO PURCHASING, LLC
CHARTER ADVERTISING OF SAINT LOUIS, LLC
CHARTER CABLE OPERATING COMPANY, LLC
CHARTER CABLE PARTNERS, LLC
CHARTER COMMUNICATIONS ENTERTAINMENT I, LLC
CHARTER COMMUNICATIONS ENTERTAINMENT II, LLC
CHARTER COMMUNICATIONS ENTERTAINMENT, LLC
CHARTER COMMUNICATIONS PROPERTIES LLC
CHARTER COMMUNICATIONS, LLC
CHARTER DISTRIBUTION, LLC

CHARTER FIBERLINK, LLC
CHARTER HELICON, LLC
CHARTER RMG, LLC
HPI ACQUISITION CO. LLC
INTERLINK COMMUNICATIONS PARTNERS, LLC
LONG BEACH, LLC
MARCUS CABLE ASSOCIATES, L.L.C.
MARCUS CABLE OF ALABAMA, L.L.C.
PEACHTREE CABLE TV, LLC
RIFKIN ACQUISITION PARTNERS, LLC
TENNESSEE, LLC
VISTA BROADBAND COMMUNICATIONS, LLC
CABLE EQUITIES OF COLORADO MANAGEMENT CORP.
MARCUS CABLE, INC.
ROBIN MEDIA GROUP, INC.
HELICON PARTNERS I, L.P.
PEACHTREE CABLE TV, L.P.
THE HELICON GROUP, L.P.
CCO NR HOLDINGS, LLC
CHARTER COMMUNICATIONS VENTURES, LLC
CC SYSTEMS, LLC
CC FIBERLINK, LLC
CHARTER FIBERLINK – ALABAMA, LLC
CHARTER FIBERLINK – ILLINOIS, LLC
CHARTER FIBERLINK – KENTUCKY, LLC
CHARTER FIBERLINK – MICHIGAN, LLC
CHARTER FIBERLINK –MISSOURI, LLC
CHARTER FIBERLINK TX-CCO, LLC
CHARTER COMMUNICATIONS VII, LLC
FALCON CABLE COMMUNICATIONS, LLC
FALCON COMMUNITY CABLE, L.P.
FALCON VIDEO COMMUNICATIONS, L.P.
FALCON CABLE MEDIA, A CALIFORNIA LIMITED PARTNERSHIP
FALCON COMMUNITY VENTURES I LIMITED PARTNERSHIP
FALCON CABLE SYSTEMS COMPANY II, L.P.
FALCON CABLEVISION, A CALIFORNIA LIMITED PARTNERSHIP

FALCON TELECABLE, A CALIFORNIA LIMITED PARTNERSHIP
FALCON FIRST, INC.
FALCON FIRST CABLE OF NEW YORK, INC.
FALCON FIRST CABLE OF THE SOUTHEAST, INC.
ATHENS CABLEVISION INC.
DALTON CABLEVISION INC.
PLATTSBURGH CABLEVISION INC.
SCOTTSBORO TV CABLE, INC.
AUSABLE CABLE TV, INC.
CHARTER FIBERLINK AR-CCVII, LLC
CHARTER FIBERLINK AZ-CCVII, LLC
CHARTER FIBERLINK ID-CCVII, LLC
CHARTER FIBERLINK NV-CCVII, LLC
CHARTER FIBERLINK OK-CCVII, LLC
CHARTER FIBERLINK OR-CCVII, LLC
CHARTER FIBERLINK UT-CCVII, LLC
CHARTER FIBERLINK WA-CCVII, LLC
CHARTER COMMUNICATIONS VI, LLC
CC 10, LLC
CC VI OPERATING COMPANY, LLC
TIOGA CABLE COMPANY, INC.
CHARTER FIBERLINK MS-CCVI, LLC
CHARTER FIBERLINK CA-CCO, LLC
CHARTER FIBERLINK KS-CCO, LLC
CHARTER FIBERLINK MA-CCO, LLC
CHARTER FIBERLINK NC-CCO, LLC
CHARTER FIBERLINK NM-CCO, LLC
CHARTER FIBERLINK OH-CCO, LLC
CHARTER FIBERLINK SC-CCO, LLC
CHARTER FIBERLINK VA-CCO, LLC
CHARTER FIBERLINK VT-CCO, LLC
CC V HOLDINGS, LLC
CC VIII, LLC
CC VIII HOLDINGS, LLC
CC VIII OPERATING, LLC
CC MICHIGAN, LLC
CHARTER COMMUNICATIONS V, LLC
CHARTER TELEPHONE OF MINNESOTA, LLC
HOMETOWN T.V., INC.

MIDWEST CABLE COMMUNICATIONS, INC.
CHARTER VIDEO ELECTRONICS, INC.
CHARTER COMMUNICATIONS ENTERTAINMENT I, DST
RENAISSANCE MEDIA, LLC
CC VIII LEASING OF WISCONSIN, LLC
CHARTER CABLE LEASING OF WISCONSIN, LLC

By:	/s/ Eloise Schmitz
Name:	Eloise Schmitz
Title:	Senior Vice President

Accepted and Agreed to:

WILMINGTON TRUST COMPANY, as Trustee

By:   /s/ James J. McGinley
Name: James J. McGinley
Title: Authorized Signer

5-5

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement, dated as of March 19, 2008 (as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”), made by the Grantors parties thereto for the benefit of Wilmington Trust Company, as Trustee.  The undersigned agrees for the benefit of the Trustee and the Holders as follows:

1.           The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.           The undersigned will notify the Trustee promptly in writing of the occurrence of any of the events described in Section 6.5(a) of the Agreement.

3.           The terms of Sections 7.1(c) and 7.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(c) or 7.5 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex 1 to the

Collateral Agreement

ASSUMPTION AGREEMENT, dated as of ________________, ____, made by ______________________________, a ______________ (the “Additional Grantor”), in favor of Wilmington Trust Company, as Trustee (in such capacity, the “Trustee”), for the holders (the “Holders”) pursuant to the Indenture, dated as of March 19, 2008 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Charter Communications Operating, LLC (the “Company”), Charter Communications Operating Capital Corp. (“Capital Corp.”), the guarantors party thereto and Wilmington Trust Company, as Trustee.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

W I T N E S S E T H :

WHEREAS, the Company and Capital Corp. have issued 10 7/8 % Senior Second Lien Notes due 2014 and may hereafter issue Additional Notes.

WHEREAS, in connection with the Indenture, the Company and the other grantors party thereto have entered into the Collateral Agreement, dated as of March 19, 2008 (as further amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), in favor of the Trustee for the benefit of the Holders;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Collateral Agreement with respect to the Additional Grantor is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-A to the

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4